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                         PROMISSORY NOTE

                                                 May 5, 1999

     FOR VALUE RECEIVED, CV THERAPEUTICS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of QUINTILES TRANSNATIONAL CORP., a North Carolina corporation ("Lender"), in lawful money of the United States of America in immediately available funds, the aggregate principal amount of all Advances (as defined below) made by Lender to Borrower pursuant to the Loan Agreement (as defined below) and endorsed on the grid attached hereto, which is a part of this Note, together with accrued and unpaid interest thereon. The interest shall accrue on the unpaid principal amount of each Advance at the rates and in the manner provided in the Loan Agreement. The unpaid principal amount of, and accrued interest on, each Advance is due and payable to Lender on the date which is twenty four
(24) months after the date on which such Advance was made, as provided in the Loan Agreement. Borrower may prepay this Note in full or in part at any time without penalty. Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

     Each Advance made by Lender to Borrower, and all payments made on account of the. principal amount hereof, shall be recorded by Lender and endorsed on the grid attached hereto which is a part of this Note. Failure to so record and endorse such Advances and payments, however, shall not affect Borrower's obligations in respect of such Advances.

     This Note is the First Year Sales Note referenced in the Loan Agreement between Borrower and Lender dated as of the date of this Note (as same may be amended from time to time, the "Loan Agreement"), and is entitled to the benefits thereof. The Loan Agreement, among other things, (i) provides for the making of certain First Year Sales Advances ("Advances") by Lender to Borrower from time to time, the indebtedness of Borrower resulting from each such Advance being a principal amount evidenced by this Note, (ii) provides that this Note is secured by, and Borrower has granted a security interest in, certain of its assets as set forth in that certain Security Agreement, dated as of the same date as this Note, and (iii) provides that Lender may, under certain circumstances set forth in Section 2.07 of the Loan Agreement, convert the outstanding principal balance of and all accrued interest on this Note, in whole or in part, into shares of Common Stock in accordance with the provisions of the Loan Agreement.

     In case an Event of Default shall occur and be continuing, the unpaid principal amount of, and accrued interest on, this Note may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

     Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

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             Signature Page to First Year Sales Note

     This  Note  shall  be  governed  by  and  be  construed   in
accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state.

                                BORROWER:

                                CV THERAPEUTICS, INC.

                                By:     /s/ Louis Lange
                                Name:   Louis G. Lange
                                Ttitle: Chairman & CEO

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               ADVANCES AND PAYMENTS OF PRINCIPAL

        Date      Amount     Amount of       Unpaid    Notation
                    of       Principal     Principal    Made By
                 Advance      Paid or       Balance
                              Prepaid